Exhibit 22
                                                                      ----------

                    TRANS WORLD ENTERTAINMENT CORPORATION

                  SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT


Name of Significant                                  Name(s) Under Which the
     Subsidiary         State of Incorporation      Subsidiary Does Business
-------------------     ----------------------      ------------------------

Media Logic, Inc.              New York             Media Logic, Inc.

Record Town, Inc.              New York             Record Town
                                                    Saturday Matinee
                                                    Movies Plus
                                                    Tape World
                                                    Coconuts
                                                    Music World
                                                    F.Y.E. (For Your
                                                     Entertainment)
                                                    Strawberries
                                                    Waxie Maxie
                                                    Planet Music

Record Town Michigan, Inc      Delaware             Record Town
                                                    Saturday Matinee
                                                    Tape World

Record Town Minnesota, Inc.    Delaware             Record Town

Trans World New York, Inc.     New York             Trans World New York, Inc.

Trans World Management Company New York             Trans World Management
                                                     Company

TWEC.com                       Delaware             TWEC.com